Weinberg & Company, P.A.
Certified Public Accountants

                                                     January 30, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC. 20549

                  Re: COMMUNICATE NOW.COM, INC.
                         FILE RE. NO. 333-52812

We were previously the principal accountant for Communicate Now. Com, Inc. and, under the date of August 4, 2000 we reported on the financial statements of
Communicate Now.Com, Inc. as of June 30, 2000. On January 30, 2001, our
appointment as principal accountant was terminated effective November 15, 2000.
We have read Communicate Now.Com, Inc.'s statements included under Item 23 of its Form SB-2, as amended, and we agree with such statements.

                                                  Very truly yours,

                                               /s/ Weinberg & Company, P.A.
                                                   Weinberg & Company, P.A.
                                                   Certified Public Accountants

EX-16.2

Weinberg & Company, P.A.
Certified Public Accountants

                                                     January 30, 2001

Mr. David Hancock
Communicate Now.Com, Inc.
2015 Bird Creek Terrace, Suite 101/102
P.O. Box 2309
Temple, Texas 76502

This is to confirm that the client-auditor relationship between Communicate
Now.Com, Inc. has ceased effective November 16, 2000.

                                                Very truly your,

                                                /s/ Weinberg &Company, P.A.
                                                    Weinberg & Company, P.A.
                                                    Certified Public Accountants

cc: Office of the Chief Accountant
    SECPS Letter Filed
    Mail Stop 9-5
    Securities and Exchange Commission
    450 5th Street, N.W.
    Washington, DC. 20549